SUBSIDIARIES OF THE REGISTRANTS                 Exhibit 21


Name                                                    State of
                                                      Incorporation
TNPE

Texas-New Mexico Power Company                            Texas

Bayport Cogeneration, Inc.                                Texas

TNP Operating Company                                     Texas


Each subsidiary of TNPE conducts business in its own name.



TNMP

Texas Generating Company                                  Texas

Texas Generating Company II                               Texas

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